EXHIBIT 28(a) 18 UNDER FORM N-1A

EXHIBIT 3(i) UNDER ITEM 601/REG. S-K

AMENDMENT #27

TO THE RESTATED AND AMENDED

DECLARATION OF TRUST

FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 – Establishment and Designation of Series or Class of Article III – BENEFICIAL INTEREST from the Declaration of Trust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Income Fund

Class A Shares

Class B Shares

Class C Shares

Class F Shares

Class R Shares

Institutional Shares

Federated Enhanced Treasury Income Fund

Federated Floating Rate Strategic Income Fund

Class A Shares

Class C Shares

Institutional Shares

Federated Fund for U. S. Government Securities

Class A Shares

Class B Shares

Class C Shares

Federated Intermediate Corporate Bond Fund

Service Shares

Institutional Shares

Federated Muni and Stock Advantage Fund

Class A Shares

Class B Shares

Class C Shares

Class F Shares

Institutional Shares

Federated Prudent DollarBear Fund

Class A Shares

Class C Shares

Institutional Shares

Federated Real Return Bond Fund

Class A Shares

Class C Shares

Institutional Shares

Federated Short-Term Income Fund

Class A Shares

Class Y Shares

Service Shares

Institutional Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the

14th day of August, 2015, to become effective on 20th day of October, 2015.

WITNESS the due execution hereof this 14th day of August, 2015.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Collins	/s/ Charles F. Mansfield, Jr.
John T. Collins	Charles F. Mansfield, Jr.

/s/ J. Christopher Donahue	/s/ Thomas M. O’Neill
J. Christopher Donahue	Thomas M. O’Neill

/s/ G. Thomas Hough	/s/ P. Jerome Richey
G. Thomas Hough	P. Jerome Richey

/s/ Maureen Lally-Green	/s/ John S. Walsh
Maureen Lally-Green	John S. Walsh